EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-190566 of our report dated June 28, 2013, relating to the consolidated financial statements of BIND Therapeutics Inc. (formerly known as BIND Biosciences, Inc.) and subsidiaries appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 20, 2013